UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 3, 2008
INSULET CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33462 (Commission File No.)	04-3523891 (IRS Employer Identification No.)
9 Oak Park Drive
Bedford, Massachusetts 01730
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (781) 457-5000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-10.1 AMENDMENT NO.1 TO DEVELOPMENT AND LICENSE AGREEMENT, DATED AS OF MARCH 3,2008

Item 1.01. Entry into a Material Definitive Agreement.
     On March 3, 2008, Insulet Corporation (the “Company”) and Abbott Diabetes Care, Inc. (“Abbott”) entered into a first amendment (the “Amendment”) to that certain development and license agreement, dated as of January 23, 2002, between the Company and Abbott, formerly TheraSense, Inc. (the “Original Agreement”). Under the Original Agreement, the Company was granted a non-exclusive, fully paid, non-transferable and non-sublicensable license in the United States under patents and other relevant technical information relating to the Abbott FreeStyle blood glucose meter for the purpose of making, using and selling the OmniPod System incorporating an Abbott FreeStyle blood glucose meter. The term of the Original Agreement was scheduled to expire in January 2009.
     Pursuant to the Amendment, the term of the Original Agreement was extended until February 2013 and the license granted therein was extended to cover Israel as well as the United States. The Company also agreed that Abbott’s Freestyle blood glucose meter will be the exclusive meter available in any OmniPod System, or other insulin infusion system that includes a blood glucose meter, developed by the Company and sold in the United States or Israel. This exclusivity arrangement will not restrict the Company’s ability to develop, market or sell any product incorporating any continuous blood glucose monitoring system. In addition, Abbott paid the Company a one-time exclusivity fee upon execution of the Amendment and, beginning in July 2008, will begin making payments to the Company based on sales of OmniPod Personal Diabetes Managers that include Abbott’s Freestyle blood glucose meter. The ongoing payments from Abbott are intended to reimburse the Company for its customer care activities associated with the meters included in the OmniPod Personal Diabetes Managers. In the event of the sale of the Company, the exclusivity and on-going payment provisions of the Amendment may be terminated by the Company and the acquiring company at their option. As set forth in the Original Agreement either party may terminate the Original Agreement if the other party is acquired by a competitor of the non-acquiring party.
     The foregoing summary of the Amendment and the Original Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Amendment, which is included as Exhibit 10.1 of Item 9.01 to this Form 8-K and is incorporated by reference into this Item 1.01, and the Original Agreement that was previously filed by the Company as Exhibit 10.1 to Amendment No. 3 to its Registration Statement on Form S-1 (File No. 333-140694) filed on May 9, 2007.
Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1+	Amendment No. 1 to Development and License Agreement, dated as of March 3, 2008, by and between Abbott Diabetes Care, Inc., formerly known as TheraSense, Inc., and Insulet Corporation.
+	Portions of this exhibit have been omitted pursuant to a request for confidential treatment.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

INSULET CORPORATION
March 4, 2008	By:	/s/ Lars Boesgaard
Vice President of Finance